                                                                   EXHIBIT 10.28

               FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND
                              SECURITY AGREEMENT

        This Fifth Amendment to that certain Amended and Restated Loan and Security Agreement ("AMENDMENT") is made and entered into this 29th day of May, 1998 by and between Tower Air, Inc. ("BORROWER"), the financial institutions listed on the signature pages thereof (collectively, "LENDERS") and Heller Financial, Inc., (in its individual capacity, "Heller"), for itself as a Lender and as Agent ("Agent").

        WHEREAS, Lender and Borrower are parties to a certain Loan and Security Agreement, dated September 1, 1997 and all amendments thereto (the "AGREEMENT"); and

        WHEREAS, the parties desire to amend the Agreement as hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.      DEFINITIONS.  Capitalized terms used in this Amendment, unless
                -----------
otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

        2.      AMENDMENTS.  Effective as of June 1, 1998, the Agreement shall
                ----------
hereby be amended as follows:

                (a) By deleting subsection 2.1(A) in its entirety and inserting the following in lieu thereof:

                "(A)  Revolving Loan.  Subject to the terms and conditions of
                      --------------
        this Agreement and in reliance upon the representations and warranties of the Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally agrees to lend to Borrower from time to time its Pro Rata Share of each Revolving Advance. From and after the Closing Date through the Termination Date, the aggregate amount of all Revolving Loan Commitments shall not exceed the following amounts during the following periods: (1) from June 1, 1998 to and including June 7, 1998, Nineteen Million Dollars ($19,000,000); (ii) from June 8, 1998 to and including June 14, 1998, Eighteen Million Dollars ($18,000,000); (iii) from June 15, 1998 to and including June 21, 1998, Seventeen Million Dollars ($17,000,000); (iv) from June 22, 1998 to and including June 28, 1998, Sixteen Million Dollars ($16,000,000); (v) from June 29, 1998 and at all times thereafter, Fifteen Million Dollars ($15,000,000), each as reduced by subsection 2.4(B). Amounts borrowed under this subsection 2.1(A) may be
        -----------------
        repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein no Lender shall have any obligation to make an advance under this subsection 2.1 (A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

                (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders minus the Letter of Credit Reserve or (b) the Borrowing Base minus the Letter of Credit Reserve.

                (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty-five percent (85%) of the value of the Eligible Accounts plus (b) sixty percent (60%) of the orderly liquidation value of the Eligible Rotable Inventory (as determined by the Appraiser and set forth in the Appraisal or any subsequent appraisal
        (c) fifty percent (50%) of the orderly liquidation value of the Eligible Consumable Inventory (as determined by the Appraiser and set forth in the Appraisal or any subsequent appraisals) (d) eighty percent (80%) of the orderly liquidation value of the Eligible Aircraft Collateral (as determined by the Appraiser and set forth in the Appraisal or any subsequent appraisals) in each case subject to such reserves as the Agent in its reasonable discretion may elect to establish; provided, however, that, notwithstanding anything to the contrary contained herein, in no event shall the amount of the Borrowing Base attributable to Eligible Inventory exceed Fifteen Million Dollars ($15,000,000).

                (b) By deleting subsection 2.2(A) in its entirety and inserting the following in lieu thereof:

                "Interest.

                (A)  Rate of Interest.  The Loans and all other Obligations
                     ----------------
        shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and all other Obligations for which no other interest rate is specified, the Base rate plus one and one half percent (1.50%) or as otherwise provided below (the "Interest Rate").

                After the occurrence and during the continuance of an Event of Default, (i) the Loans and all other Obligations shall, at Lender's option, bear interest at a rate per annum equal to two percent (2.0%) plus the applicable Interest Rate ("Default Rate").

                (c) By deleting subsection 2.2(B) in its entirety and inserting the following in lieu thereof:

                        "(B) Effective as of June 1, 1998, notwithstanding anything in the Agreement to the contrary, (i) Borrower shall no longer have the right to any LIBOR Loans (ii) each existing LIBOR Loan shall be automatically converted to Base Rate Loan at the end of the applicable Interest Period and (iii) no Loans may be converted to LIBOR loans.

        4.      CONDITIONS.  This Amendment shall be effective as of June 1,
                ----------
1998 subject to the following conditions (unless specifically waived in writing by Lender):

                (a) There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral;

                (b) Borrower shall have executed and delivered such other documents and instruments as Lender may require;

                (c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel;

                (d) No Default or Event of Default under the Agreement as amended hereby shall have occurred and be continuing;

                (e) Borrower shall have paid Lender an amendment fee in the amount of Fifty Thousand Dollars ($50,000); and

                (f) Borrower to provide, within 15 days of execution of this Amendment a listing of Borrower's projected cash needs with respect to aircraft and engine maintenance for the following twelve month period.

        5.      CORPORATE ACTION.  The execution, delivery, and performance of
                ----------------
this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.

        6.      SEVERABILITY.  Any provision of this Amendment held by a court
                ------------
of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        7.      REFERENCES.  Any reference to the Agreement contained in any
                -----------
notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

        8.      COUNTERPARTS.  This Amendment may be executed in one or more
                -------------
counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        9.      RATIFICATION.  The terms and provisions set forth in this
                -------------
Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

HELLER FINANCIAL, INC.                  TOWER AIR, INC.

By: /s/ [FULL SIGNATURE IS ILLEGIBLE]   By: /s/ [FULL SIGNATURE IS ILLEGIBLE]
    ---------------------------------       ---------------------------------
Title:  V.P.                            Title:  CEO
       ------------------------------          ------------------------------